Exhibit 99.1

CVR ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements of CVR Energy, Inc. and subsidiaries (the “Company”) as of, and for the three month period ended, March 31, 2013 have been derived from the unaudited historical financial statements of CVR Energy, Inc., which are included in CVR Energy, Inc.’s Form 10-Q for the period ended March 31, 2013. The unaudited pro forma consolidated Statement of Operations of CVR Energy, Inc. for the year ended December 31, 2012 has been derived from the audited historical financial statements of CVR Energy, Inc., which is included in CVR Energy, Inc.’s Form 10-K for the year ended December 31, 2012.

The pro forma consolidated financial statements have been adjusted to give effect to the following transactions:

•

On October 23, 2012, CVR Refining, LLC (“Refining LLC”) and its wholly-owned subsidiary, Coffeyville Finance Inc., completed a private offering of $500.0 million in aggregate principal amount of 6.500% Second Lien Senior Secured Notes due 2022, the proceeds of which were used by Coffeyville Resources, LLC (“CRLLC”) to tender and redeem $447.1 million of First Lien Senior Secured Notes due 2015;

•

On December 20, 2012, CVR Refining, LP entered into an amended and restated ABL credit agreement in an aggregate principal amount of up to $400.0 million, replacing CRLLC’s position as borrower under the prior facility;

•

On January 23, 2013, CVR Refining, LP offered and sold 24,000,000 common units to the public in an initial public offering at an offering price of $25.00 per unit and paid related commissions and expenses. Of the common units offered to the public 4,000,000 common units were purchased by an affiliate of Icahn Enterprises. Additionally, in connection with this offering, the underwriters exercised their option to purchase an additional 3,600,000 common units at a price of $25.00 per unit on January 30, 2013;

•	In connection with the initial public offering, CVR Refining, LP used proceeds from the offering of $222.8 million to redeem the outstanding Second Lien Senior Secured Notes due 2017;

•

On May 20, 2013, CVR Refining, LP offered and sold an additional 12,000,000 common units to the public at a public offering price of $30.75 per unit and paid related commissions and expenses. In connection with the offering, the underwriters were offered an option to purchase additional units, of which they exercised their option to purchase 1,209,236 units. The net proceeds from the 13,209,236 aggregate common units sold were used to redeem an equal number of units from CVR Refining Holdings, LLC;

•

2,000,000 common units were sold to American Entertainment Properties Corp., an affiliate of Icahn Enterprises LP, in a privately negotiated transaction by an affiliate of CVR Refining Holdings, LLC completed on May 29, 2013.

In the case of the pro forma balance sheet, the pro forma adjustments included related to the May 20, 2013 CVR Refining, LP offering and the May 29, 2013 sale to American Entertainment Properties Corp. have been prepared as if the transactions had taken place on March 31, 2013. In the case of the pro forma Statements of Operations, the pro forma adjustments have been prepared as if each of the transactions described above had taken place on January 1, 2012.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that we would have achieved had the transactions described herein actually taken place at the dates indicated, and do not purport to be indicative of future financial position or operating results. The unaudited pro forma consolidated financial statements should be read in conjunction with the unaudited and audited financial statements of CVR Energy, Inc., the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in CVR Energy, Inc.’s Form 10-Q for the period ended March 31, 2013 and Form 10-K for the year ended December 31, 2012, respectively.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. The pro forma adjustments and the assumptions included therein are described in the accompanying notes.

CVR ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of March 31, 2013

	Actual as of March 31, 2013	Pro Forma Adjustments			Pro Forma as of March 31, 2013
	(in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,040,753	$406,184	(a	)	$1,495,298
		61,500	(a	)
		(13,139)	(b	)
Accounts receivable, net of allowance for doubtful accounts of $2,303	283,212	—			283,212
Inventories	525,105	—			525,105
Prepaid expenses and other current assets	54,858	—			54,858
Income tax receivable	4,319	(3,634)	(c	)	685
Deferred income taxes	16,968	—			16,968

Total current assets	1,925,215	450,911			2,376,126
Property, plant, and equipment, net of accumulated depreciation	1,782,644	—			1,782,644
Intangible assets, net	277	—			277
Goodwill	40,969	—			40,969
Deferred financing costs, net	13,070	—			13,070
Insurance receivable	4,042	—			4,042
Other long-term assets	5,842	—			5,842

Total assets	$3,772,059	$450,911			$4,222,970

LIABILITIES AND EQUITY
Current liabilities:
Notes payable and capital lease obligation	$1,153	$—			$1,153
Accounts payable	378,612	—			378,612
Personnel accruals	40,339	—			40,339
Accrued taxes other than income taxes	41,340	—			41,340
Due to parent	57,214	18,297	(c	)	75,511
Deferred revenue	28,604	—			28,604
Other current liabilities	94,733	—			94,733

Total current liabilities	641,995	18,297			660,292
Long-term liabilities:
Long-term debt and capital lease obligations, net of current portion	675,884	—			675,884
Accrued environmental liabilities, net of current portion	1,540	—			1,540
Deferred income taxes	510,998	110,563	(c	)	599,630
		(21,931)	(c	)
Other long-term liabilities	44,235	—			44,235

Total long-term liabilities	1,232,657	88,632			1,321,289
Commitments and contingencies
Equity:
CVR stockholders’ equity:
Common stock $0.01 par value per share, 350,000,000 shares authorized, 86,929,660 shares issued as of March 31, 2013	869	—			869
Additional paid-in-capital	811,947	295,006	(a	)	983,251
		(13,139)	(b	)
		(110,563)	(c	)
Retained earnings	632,203	—			632,203
Treasury stock, 98,610 shares, as of March 31, 2013, at cost	(2,303)	—			(2,303)
Accumulated other comprehensive loss, net of tax	(1,063)	—			(1,063)

Total CVR stockholders’ equity	1,441,653	171,304			1,612,957

Noncontrolling interest	455,754	172,678	(a	)	628,432

Total equity	1,897,407	343,982			2,241,389

Total liabilities and equity	$3,772,059	$450,911			$4,222,970

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CVR ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2013

	Actual three months ended March 31, 2013	Pro Forma Adjustments			Pro Forma three months ended March 31, 2013
	(in thousands, except share data)
Net sales	$2,352,419	$—			$2,352,419
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	1,813,582	—			1,813,582
Direct operating expenses (exclusive of depreciation and amortization)	108,548	—			108,548
Selling, general and administrative expenses (exclusive of depreciation and amortization)	28,429	—			28,429
Depreciation and amortization	34,198	—			34,198

Total operating costs and expenses	1,984,757	—			1,984,757

Operating income	367,662	—			367,662
Other income (expense):
Interest expense and other financing costs	(15,437)	3,432	(a	)	(11,930)
		75	(b	)
Interest income	300	—			300
Realized loss on derivatives, net	(52,515)	—			(52,515)
Unrealized gain on derivatives, net	32,489	—			32,489
Loss on extinguishment of debt	(26,127)	—			(26,127)
Other income, net	116	—			116

Total other income (expense)	(61,174)	3,507			(57,667)

Income before income taxes	306,488	3,507			309,995
Income tax expense	93,743	(10,809)	(c	)	82,934

Net income	212,745	14,316			227,061
Less: Net income attributable to noncontrolling interest	47,712	42,937	(d	)	90,649

Net income attributable to CVR Energy stockholders	$165,033	$(28,621)			$136,412

Basic earnings per share	$1.90				$1.57
Diluted earnings per share	$1.90				$1.57
Weighted-average common shares outstanding:
Basic	86,831,050				86,831,050
Diluted	86,831,050				86,831,050

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CVR ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

	Actual year ended December 31, 2012	Pro Forma Adjustments			Pro Forma year ended December 31, 2012
	(in thousands, except share data)
Net sales	$8,567,327	$—			$8,567,327
Operating costs and expenses:
Cost of product sold (exclusive of depreciation and amortization)	6,696,912	—			6,696,912
Direct operating expenses (exclusive of depreciation and amortization)	522,075	—			522,075
Selling, general and administrative expenses (exclusive of depreciation and amortization)	183,420	—			183,420
Depreciation and amortization	130,005	—			130,005

Total operating costs and expenses	7,532,412	—			7,532,412

Operating income	1,034,915	—			1,034,915
Other income (expense):
Interest expense and other financing costs	(75,435)	31,509	(a	)	(41,917)
		2,009	(b	)
Interest income	867	—			867
Realized loss on derivatives, net	(137,565)	—			(137,565)
Unrealized loss on derivatives, net	(148,027)	—			(148,027)
Loss on extinguishment of debt	(37,540)	—			(37,540)
Other income, net	960	—			960

Total other income (expense)	(396,740)	33,518			(363,222)

Income before income taxes	638,175	33,518			671,693
Income tax expense	225,584	(51,275)	(c	)	174,309

Net income	412,591	84,793			497,384
Less: Net income attributable to noncontrolling interest	33,986	172,655	(d	)	206,641

Net income attributable to CVR Energy stockholders	$378,605	$(87,862)			$290,743

Basic earnings per share	$4.36				$3.35
Diluted earnings per share	$4.33				$3.33
Weighted-average common shares outstanding:
Basic	86,822,913				86,822,913
Diluted	87,392,270				87,392,270

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

CVR ENERGY, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

(1)	Pro Forma Balance Sheet Adjustments and Assumptions

(a)	Reflects the issuance by CVR Refining, LP of 13,209,236 common units at an offering price of $30.75 per common unit (including the underwriters’ option) resulting in aggregate proceeds of $406.2 million. The proceeds from the common units issued in the offering were used to redeem an equal number of units from CVR Refining Holdings, LLC. Additionally, reflects 2,000,000 common units sold to American Entertainment Properties Corp., an affiliate of Icahn Enterprises LP, at the public offering price in a privately negotiated transaction by an affiliate of CVR Refining Holdings, LLC resulting in aggregate proceeds of $61.5 million. Associated with these transactions is the entry to record an additional noncontrolling interest at approximately 10.3% of the total partners’ capital carrying value at CVR Refining, with the excess recorded to additional paid-in-capital for CVR Energy. As a result of these transactions, the total noncontrolling interest is approximately 29.0%.

(b)	Reflects the payment of underwriting discounts, commissions and structuring fees of $12.2 million and other estimated offering expenses of $1.0 million which will be allocated to the newly issued public common units of CVR Refining and recorded in additional paid-in-capital for CVR Energy.

(c)	Reflects the deferred tax liability of $110.6 million associated with the difference between the book carrying value of CVR Energy’s investment in CVR Refining, LP and the tax basis resulting from the book gain recorded in additional paid-in-capital. Additionally, reflects $21.9 million of federal and state tax liability on the 2,000,000 common units sold to American Entertainment Properties Corp., an affiliate of Icahn Enterprises LP, currently payable and reflected as such in the pro forma balance sheet.

Pro Forma Statement of Operations Adjustments and Assumptions

(a)	Reflects the elimination of the interest associated with the tendered and redeemed first lien notes and repaid second lien notes and the inclusion of interest expense relating to the new notes at a rate of 6.5% as reflected below.

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
	(in thousands)
Elimination of historical interest expense on first lien notes	$—	$(33,646)
Elimination of historical interest expense on second lien notes	(3,432)	(24,224)
Estimated interest on new notes*	—	26,361

Total reduction to interest expense	$(3,432)	$(31,509)

*	Interest expense for the new notes of $8,035 and $6,139 is included in actual results for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively.

CVR ENERGY, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(b)	Reflects the amortization of debt issuance costs related to the new notes over a ten-year term and amortization of issuance costs related to the new ABL credit facility over a five-year term and the elimination of amortization of deferred financing fees associated with the tendered and redeemed first lien notes, repaid second lien notes, and previous ABL credit facility as reflected below.

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
	(in thousands)
Elimination of amortization of historical deferred financing fees associated with the first and second lien notes	$(54)	$(3,670)
Elimination of amortization of original issuance premium, net associated with the first and second lien notes	(21)	2,335
Elimination of amortization of historical deferred financing fees associated with the ABL credit facility	—	(2,529)
Amortization of issuance costs associated with the new notes**	—	709
Amortization of issuance costs associated with the Amended and Restated ABL credit facility ***	—	1,146

Total decrease in amortization of financing fees	$(75)	$(2,009)

**	Amortization of $216 and $165 associated with the issuance costs of the new notes are included in actuals for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively.
***	Amortization of $240 and $29 associated with the issuance costs associated with the Amended and Restated ABL credit facility are included in actuals for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively.

(c)	Reflects the tax effect of the adjustments attributable to the reduction to interest expense, amortization of financing fees, and the increased noncontrolling interest.

(d)	Reflects the removal of net income attributable to the additional noncontrolling interest at CVR Refining, LP.

(2)	Pro Forma Net Income per Common Share

Pro forma net income per common share is determined by dividing the pro forma net income that has been adjusted for adjustments of interest expense, interest income, income tax expense and income attributable to the noncontrolling interest by the weighted average common shares outstanding to determine both the basic and diluted net income per common share. The pro forma adjustments do not impact the weighted average shares outstanding.

(3)	Underwriters’ Purchase Option

In connection with CVR Refining, LP’s sale of 12,000,000 common units to the public, the underwriters were offered a 30-day option to purchase up to an additional 1,800,000 common units at $30.75 per common unit, the same price offered to the public. The underwriters’ partially elected to exercise their option by purchasing 1,209,236 common units on June 10, 2013 as reflected in the pro forma consolidated financial statements. The net proceeds

CVR ENERGY, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

from the exercise of the remainder of the underwriters’ option to purchase additional common units if exercised (approximately $17.6 million) are not reflected in the unaudited pro forma consolidated financial statements. If the underwriters exercise the remainder of their option to purchase the additional common units, the noncontrolling interest in CVR Refining, LP would increase to 29.4% from the 29.0% reflected in the pro forma consolidated financial statements.